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                                                                      EXHIBIT 99

Wednesday July 18, 2001

Press Release

MSU Corporation's changes it's name to MSU Devices Inc. and Changes Corporate Identity to Delaware.

         DALLAS TEXAS, July 18/01 - MSU Devices Inc. (OTC Bulletin Board:
MUCP.OB news), MSU Corporation completed today the change of its state of incorporation from Florida to Delaware, by merging with it's wholly owned subsidiary, MSU Acquisition Corporation, a Delaware corporation (the "Reincorporation"). The Company is pleased to announce that in conjunction with this Reincorporation, the Company changed its corporate name in the United States to MSU Devices Inc. in order to more accurately reflect its core business. The change of jurisdiction and name reflects the Company's desire to provide value to its shareholders and customers while capitalizing on the benefits of being incorporated in Delaware and reflecting the direction and focus of the Company in the future. The name change to MSU Devices Inc. from MSU Corporation is expected to occur upon the filing of the Certificate of Merger in the State of Delaware.

        The Reincorporation, which was approved by the Company's shareholders at the Annual Meeting held on June 15, 2001, is intended to permit the Company to be able to draw upon the state of Delaware's well-established principles of corporate governance in making legal and business decisions. The predictability of Delaware law provides a reliable foundation on which the Company's governance decisions can be based, and the Company believes that its stockholders will benefit from the responsiveness of Delaware law to their needs and to those of the Company. The Reincorporation will serve to change the legal domicile of the Company. There will not be any changes in the assets, operations or management of the Company as a result of the Reincorporation. Furthermore, the Company's offices will remain in Plano, Texas.

        The Company's stock will continue to trade on the OTC Bulletin Board with the ticker symbol: MUCP:OB. Stock certificates held by current stockholders represent the same number of shares in the Delaware corporation as they represented in the Florida corporation prior to the Reincorporation.

About MSU Devices Inc.:

MSU Devices Inc. designs, manufactures, markets and sells affordable and intuitive Internet access devices that enable end-users to communicate simply and easily using e-mail and by browsing the World Wide Web via the Internet. The Company expects to launch in the fourth calendar quarter of 2001, its new Internet access device, the MSU/Version 5 ("MSU/5"). The MSU/5 will sell in volume for less than $200.00. MSU's subsidiary, Web2U Limited, Milton Keys, UK was formed in 1991 and has designed four versions of Internet access devices distributed in six countries. The forth-coming MSU/5 Internet access device can output World Wide Web data and e-mail to a TV, computer monitor and flat panel LCD. With Java virtual

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machine support for displaying Java applets found on
World Wide Web sites, the MSU/5 can also be programmed using Java programming tools. The Company anticipates that the MSU/5 will be powered by National Semiconductor's Geode Microprocessor and the Windows CE 3.0 operating system. The MSU/5 is being designed to feature a full range of software and connectivity options and will come fully featured to be used as an Internet access device or a thin client.

Certain information included herein is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning manufacturing, marketing, growth, and expansion. Such forward-looking information involves important risks and uncertainties that could affect actual results and cause them to differ materially from expectations expressed herein. These risks and uncertainties include, without limitation, our history of significant operating losses which together with an inability to raise capital could impact on our ability to continue as a going concern, our limited sales history, the acceptance of our product by consumers, dependence on third parties for the manufacture of our product, rapid technological change, the pressures of a competitive industry and other risks set forth in the Company's filings with the SEC.

Contact:       Mr. Bruce Walter
               (972) 473-6916